Calculation of Filing Fee Tables
S-1
VME Companies, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, $0.001 par value per share, underlying Representative's Warrants	Other	92,000	$ 6.00	$ 552,000.00	0.000087	$ 48.02
Fees Previously Paid	2	Equity	Common stock, $0.001 par value per share	457(o)			$ 20,000,000.00		$ 1,740.00
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 20,552,000.00		$ 1,788.02
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 1,788.02
			Net Fee Due:						$ 0.00
Offering Note
[1]	Represents up to 92,000 shares of common stock issuable upon exercise of the warrants to be issued to the representative of the underwriters (the "Representative's Warrants"), equal to 2.0% of the 4,600,000 shares of common stock offered hereby, including shares subject to the underwriters' over-allotment option. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended, based on an exercise price of $6.00 per share, equal to 120% of $5.00, the high end of the estimated price range of the common stock offered hereby.

[2]	(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. (2) Includes the aggregate offering price of additional shares that the underwriters have the option to purchase to cover over-allotments, if any.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		S-1	333-298996	09/18/2026		$ 1,788.02
Fee Offset Sources		VME Companies, Inc.	S-1	333-298996		09/18/2026						$ 1,816.23
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Explanation of the basis for claimed offset:
[1]	The Company previously paid $4,143.00 with respect to Common stock included herein based on a maximum aggregate offering price of $30,000,000.00 in connection with its filing of the Registration Statement on Form S-1 (File No. 333-298996) on September 18, 2026. In accordance with Rule 457(b) under the Securities Act, the Company is using $1,788.02 of the previously paid fees to offset the filing fee payable in connection with this Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date